                                     Exhibit 13

                          Lincoln National Life Account N

                 SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

A.   STANDARDIZED PERFORMANCE (1)

     The Average Annual Total Return for each period will be determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formula:

                     n
          P + (1 + T)  = ERV

          Where:

               P = a hypothetical initial purchase payment of $1,000

               T = average annual total return for the period in question

               n = number of years

               ERV = redeemable value (as of the end of the period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional portion thereof).

     The formula assumes that: a) all recurring fees have been charged to Contract Owner accounts; 2) all applicable non-recurring charges are deducted at the end of the period in questions; 3) there will be a complete redemption at the end of the period in question.

     1. Since Account N is a new account, the standardized performance shown here is for example purposes only.

B.   NON-STANDARDIZED QUOTATIONS

     This schedule presents the formulas and calculation employed in producing non-standardized investment results. Amount and Compound Growth Rate calculations are shown for all base periods disclosed.

     The formula for calculating the current Amount of an originally invested $10,000 for a particular base period is:

          CP - (X / Y) * $10,000

          where:

               CP = Amount at End of Base Period
                X = Accumulation Unit Value at End of Base Period
                Y = Accumulation Unit Value at Beginning of Base Period

     The formula for calculating the Compound Growth Rate for a particular base period is:

                       (1 / N)
          GR = (X / Y)         - 1

          where:

               GR = Annualized Return
                X = Accumulation Unit Value at End of Base Period
                Y = Accumulation Unit Value at Beginning of Base Period N = Number of Years of Fund Performance Being Evaluated

Separate Account N - Standardized 1 Year Returns

ONE YEAR RETURNS PERIOD ENDING 6/28/98

                        Bond
                     ---------
Fund Value           $1,096.46
Fee                       1.25
Surr Charge               0.00
Final Value          $1,095.21
Annual Return            9.52%

Calculation of Annual Return

Final Value - 1,000* (6/30/98 Unit Value/6/30/97 Unit Value) - Annual Fee - Surrender Charge

Annual Return = Final Value/1,000 - 1

Unit Values


  Date                   Bond
-------               ---------
6/30/97               4.112465
6/30/98               4.509158

Separate Account N - Standardized 5 Year Returns

FIVE YEAR RETURNS PERIOD ENDING 6/30/98


----------------------------------
                   Bond
----------------------------------
One Year          $978.19
Fee                  1.25
Final Value       $976.94
----------------------------------
Two Year        $1,079.83
Fee                  1.25
Final Value     $1,078.58
----------------------------------
Three Year      $1,108.88
Fee                  1.25
Final Value     $1,107.63
----------------------------------
Four Year       $1,177.24
Fee                  1.25
Final Value     $1,175.99
----------------------------------
Five Year       $1,289.43
Fee                  1.25
Surr Charge          0.00
Final Value     $1,288.18
Annual Return       5.20%
----------------------------------



Calculation of Annual Return
Final Value Year One = 1,000*  (6-30-93 Unit Value / 6-30-94 Unit Value) - Annual Fee Year One
Final Value Year Two = 1,000*  (6-30-94 Unit Value / 6-30-95 Unit Value) - Annual Fee Year Two
Final Value Year Three = 1,000*  (6-30-95 Unit Value / 6-30-96 Unit Value) - Annual Fee Year Three
Final Value Year Four = 1,000*  (6-30-96 Unit Value / 6-30-97 Unit Value) - Annual Fee Year Four
Final Value Year Five = 1,000*  (6-30-97 Unit Value / 6-30-98 Unit Value) - Annual Fee Year Five - Surrender Charge

Annual Return = (Final Value Year Five / 1000) * (1/5) - 1



Unit Values
--------------------------
Date               Bond
--------------------------
6-30-93          3.480869
6-30-94          3.404959
6-30-95          3.763564
6-30-96          3.869300
6-30-97          4.112465
6-30-98          4.509158


Separate Account N - Standardized 10 Year Returns

TEN YEAR/LIFETIME RETURNS PERIOD ENDING 6/30/98


----------------------------------
                      Bond
----------------------------------
Year One           $1,097.93
Fee                     1.25
Final Value        $1,096.68
----------------------------------
Year Two           $1,148.81
Fee                     1.25
Final Value        $1,147.56
----------------------------------
Year Three         $1,245.32
Fee                     1.25
Final Value        $1,244.07
----------------------------------
Year Four          $1,409.70
Fee                     1.25
Final Value        $1,408.46
----------------------------------
Year Five          $1,577.19
Fee                     1.25
Final Value        $1,575.94
----------------------------------
Year Six           $1,541.58
Fee                     1.25
Final Value        $1,540.33
----------------------------------
Year Seven         $1,702.55
Fee                     1.25
Final Value        $1,701.30
----------------------------------
Year Eight         $1,749.10
Fee                     1.25
Final Value        $1,747.85
----------------------------------
Year Nine          $1,857.89
Fee                     1.25
Final Value        $1,856.44
----------------------------------
Year Ten           $2,035.52
Fee                     1.25
Surr Charge             0.00
----------------------------------
Final Value        $2,034.27
Annual Return          7.36%
----------------------------------


Separate Account N - Standardized 10 Year/Lifetime/Returns


Calculation of Annual Return
For the Bond Fund
------------------------------------------------------------------------------------------------------------------
Final Value Year One = 1,000* (30-Jun-88 Unit Value/30-Jun-89 Unit Value) - Annual Fee Year One
Final Value Year Two = 1,000* (30-Jun-89 Unit Value/30-Jun-90 Unit Value) - Annual Fee Year Two
Final Value Year Three = 1,000* (30-Jun-90 Unit Value/30-Jun-91 Unit Value) - Annual Fee Year Three
Final Value Year Four = 1,000* (30-Jun-91 Unit Value/30-Jun-92 Unit Value) - Annual Fee Year Four
Final Value Year Five = 1,000* (30-Jun-92 Unit Value/30-Jun-93 Unit Value) - Annual Fee Year Five
Final Value Year Six = 1,000* (30-Jun-93 Unit Value/30-Jun-94 Unit Value) - Annual Fee Year Six
Final Value Year Seven = 1,000* (30-Jun-94 Unit Value/30-Jun-95 Unit Value) - Annual Fee Year Seven
Final Value Year Eight = 1,000* (30-Jun-95 Unit Value/30-Jun-96 Unit Value) - Annual Fee Year Eight
Final Value Year Nine = 1,000* (30-Jun-96 Unit Value/30-Jun-97 Unit Value) - Annual Fee Year Nine
Final Value Year Ten = 1,000* (30-Jun-97 Unit Value/30-Jun-98 Unit Value) - Annual Fee Year Ten - Surrender Charge

Annual Return = (Final Value Year Ten / 1,000) - (1/10) - 1


------------------------------------------------
Unit Values
------------------------------------------------
                                          Bond
------------------------------------------------
31-Dec-85           30-Jun-88           2.197929
31-Dec-86           30-Jun-89           2.413165
31-Dec-87           30-Jun-90           2.527877
31-Dec-88           30-Jun-91           2.743222
31-Dec-89           30-Jun-92           3.108449
31-Dec-90           30-Jun-93           3.480889
31-Dec-91           30-Jun-94           3.404959
31-Dec-92           30-Jun-95           3.763564
31-Dec-93           30-Jun-96           3.869300
31-Dec-94           30-Jun-97           4.112465
31-Dec-95           30-Jun-98           4.509158

Period (in years)                        10.0000
------------------------------------------------


Non-standardized Performance - Separate Account N

Accumulated Amounts

                    Base Period
  Years             Start Date          End Date            Bond
----------------------------------------------------------------------
    1               30-Jun-97           30-Jun-98           $1,096.40
    2               30-Jun-96           30-Jun-98           $1,165.37
    3               30-Jun-95           30-Jun-98           $1,198.11
    4               30-Jun-94           30-Jun-98           $1,324.29
    5               30-Jun-93           30-Jun-98           $1,295.41
  Life              See Below           30-Jun-98           $4,509.16
----------------------------------------------------------------------

Accumulated Amounts = (End Date Unit Value/Start Date Unit Value) = 10,000


Compound Growth Rate

                    Base Period
  Years             Start Date          End Date            Bond
----------------------------------------------------------------------
    1               30-Jun-97           30-Jun-98            9.65%
    2               30-Jun-96           30-Jun-98            7.95%
    3               30-Jun-95           30-Jun-98            6.21%
    4               30-Jun-94           30-Jun-98            7.27%
    5               30-Jun-93           30-Jun-98            5.31%
  Life              See Below           30-Jun-98            9.55%
----------------------------------------------------------------------

One Year Return = 30-Jun-97 Unit Value/30-Jun-98 Unit Value) - 1
Two Year Return = (30-Jun-96 Unit Value/30-Jun-98 Unit Value) - (1/2) - 1 Three Year Return = (30-Jun-95 Unit Value/30-Jun-98 Unit Value) - (1/3) - 1 Four Year Return = (30-Jun-94 Unit Value/30-Jun-98 Unit Value) - (1/4) - 1 Five Year Return = (30-Jun-93 Unit Value/30-Jun-98 Unit Value) - (1/3) - 1 Life Return = Unit Value/Inception Date Unit Value) - (1/period) - 1

Non-Standardized Performance - Separate Account N


Unit Values              Bond
-----------------------------------
30-Jun-98                4.509158
30-Jun-97                4.112465
30-Jun-96                3.869300
30-Jun-95                3.763564
30-Jun-94                3.404958
30-Jun-93                3.480869
-----------------------------------


Life Returns             Bond
-----------------------------------
Inception/Start Date     12/28/81
Unit Value               1.000000
Period (years)            16.5055